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                                                                     EXHIBIT 5.2


                      [Kean, Miller, Hawthorne, D'Armond,
                       McCowan & Jarman, LLP letterhead]



                               November 22, 1996

Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

         We are furnishing this opinion in connection with the Registration Statement of Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed on November 22, 1996 by Lamar Advertising Company (the "Company") and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") relating to $255,000,000 aggregate principle amount of Senior Subordinated Notes (the "Notes") to be issued and sold by the Company and guaranteed (the "Guarantees") by the Subsidiary Guarantors. The Notes are to be issued pursuant to an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), the proposed form of which was previously filed as an exhibit to the Company's registration statement on Form S-3 (File No. 333-14789) that was declared effective on November 21, 1996.

         We have acted as corporate counsel in connection with the Registration Statement and are familiar with the proceedings taken by the Company and the Subsidiary Guarantors in connection with the authorization, issuance and sale of the Notes and the Guarantees. We have made such examination as we consider necessary to render this opinion.

             Based upon the foregoing, we are of the opinion that:

         1. Each of the Subsidiary Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to execute, deliver and perform its Guarantee.

         2. The Guarantees have been duly authorized, executed and delivered by each of the Subsidiary Guarantors, and no consent or approval of any court or governmental agency or body is required for such execution and delivery except consents or approvals as may be required under federal securities laws or under state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our Firm under the caption "Certain Legal Matters" in the Prospectus filed as part thereof.

                                           Very truly yours,

                                           KEAN, MILLER, HAWTHORNE,
                                           D'ARMOND, McCOWAN & JARMAN, L.L.P

                                           By: /s/ Ben R. Miller, Jr.
                                              ----------------------------
                                           Ben R. Miller, Jr.